                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Cooper Industries, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                                                   [COOPER LOGO]

March 5, 2002

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Cooper Industries' shareholders. The meeting will be held on Friday, April 5, 2002, at 11:00 a.m. in the J.P. Morgan Chase Center Auditorium, 601 Travis Street, Houston, Texas.

The notice of meeting and proxy statement following this letter describe the business to be conducted at the meeting, including the election of four directors.

To make it easier for you to vote your shares, we are pleased to offer Internet and telephone voting for registered shareholders. Your proxy card and the Notice of Annual Meeting on the inside cover of this proxy statement describe how to use these services. PLEASE TAKE A MOMENT NOW TO VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR BY SIGNING AND RETURNING YOUR PROXY CARD IN THE ENVELOPE PROVIDED, even if you plan to attend the meeting. YOUR VOTE IS IMPORTANT.

The Board of Directors appreciates and encourages shareholder participation. Thank you for your continued support.

Sincerely,

/s/ H. JOHN RILEY, JR.
H. JOHN RILEY, JR.
Chairman, President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            COOPER INDUSTRIES, INC.
                                 P.O. BOX 4446
                              HOUSTON, TEXAS 77210

                             ---------------------

TIME........................ 11:00 a.m. on Friday, April 5, 2002.

PLACE....................... J.P. Morgan Chase Center Auditorium, 601 Travis
                             Street, Houston, Texas. Free parking is
                             available at the J.P. Morgan Chase Center.

ITEMS OF BUSINESS........... 1. Elect four directors for the term expiring at the 2005 Annual Meeting of Shareholders.

                             2. If presented at the meeting, consider and
                                vote upon a shareholder proposal requesting the Board of Directors to report to shareholders on social and environmental issues related to sustainability.

                             3. Consider any other matters to come properly
                                before the meeting or any adjournment thereof.

RECORD DATE................. Holders of Common Stock of record at the close of business on March 1, 2002, may vote at the meeting.

FINANCIAL STATEMENTS........ Our audited financial statements for the year ended
                             December 31, 2001, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in our Form 10-K, which is contained in the Annual Report that you received in this mailing.

IMPORTANT................... In order to avoid additional soliciting expense to
                             Cooper, please vote your proxy as soon as possible, even if you plan to attend the meeting. Shareholders of record can vote by one of the following methods:

                             1. CALL 1-877-779-8683 from the U.S. and Canada
                                (this call is free) or 001-201-536-8073 from all other countries to vote by telephone anytime up to 12:00 midnight New York time on April 4, 2002; OR

                             2. GO TO THE WEBSITE: http://www.eproxyvote.com/cbe
                                to vote over the Internet anytime up to 12:00 midnight New York time on April 4, 2002; OR

                             3. MARK, SIGN, DATE AND RETURN your proxy card in
                                the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

                                     By order of the Board of Directors:

                                     /s/ TERRANCE V. HELZ

                                     TERRANCE V. HELZ
                                     Associate General Counsel and Secretary

Houston, Texas
March 5, 2002

                               TABLE OF CONTENTS

Questions and Answers.......................................     2
Cooper Stock Ownership......................................     4
Proposal 1: Election of Directors...........................     4
Information about Management and Organization of the Board
  of Directors..............................................     8
Executive Management Compensation...........................    11
Company Performance.........................................    14
Management Development and Compensation Committee Report on
  Executive Compensation....................................    16
Other Compensation Matters..................................    19
Audit Committee Report......................................    22
Relationship with Independent Auditors......................    22
Proposal 2: Shareholder Proposal for a Sustainability
  Report....................................................    23

                                PROXY STATEMENT

     We have sent you this booklet and proxy card because the Board of Directors of Cooper Industries, Inc. ("Cooper") is soliciting your proxy to vote at our 2002 Annual Meeting of Shareholders on April 5, 2002. This booklet contains information about the items being voted on at the Annual Meeting and information about Cooper.

                             QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

WHAT MAY I VOTE ON?

     - The election of four nominees to serve on our Board of Directors; and

     - If presented, a shareholder proposal that the Board of Directors report to shareholders on social and environmental issues related to sustainability.
--------------------------------------------------------------------------------

HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     The Board recommends voting:

     - FOR each of the nominees for the Board of Directors; and

     - AGAINST the shareholder proposal.
--------------------------------------------------------------------------------

WHO IS ENTITLED TO VOTE?

     Holders of Common Stock as of the close of business on March 1, 2002 may vote at the Annual Meeting.
--------------------------------------------------------------------------------

HOW DO I VOTE?

     You may vote your shares by means of a proxy using one of the following three methods of voting:

     - electronically using the Internet,

     - by use of the telephone, or

     - by signing and dating the enclosed proxy card and returning it in the prepaid envelope.

     The instructions for these three methods are contained on the Notice of Annual Meeting which immediately follows the cover page of this proxy statement and also on the enclosed proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the Board of Directors. The giving of such proxy does not affect your right to vote in person if you attend the meeting.
--------------------------------------------------------------------------------

CAN I REVOKE MY PROXY CARD?

     Whichever voting method you use, you have the right to revoke your proxy at any time before the meeting by:

     - filing with Cooper's Corporate Secretary an instrument revoking your proxy;

     - attending the meeting and giving notice of revocation; or

     - submitting a later-dated proxy by any of the three voting methods described above.
--------------------------------------------------------------------------------

IS MY VOTE CONFIDENTIAL?

     Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to an independent inspector of election, and handled in a manner that protects your voting privacy. The independent inspector of election will count the votes. We have adopted a confidential voting policy which provides that your vote will not be disclosed except: (1) to respond to written comments on the proxy card; (2) as required by law; or (3) in other limited circumstances, such as a proxy contest in opposition to the Board.
--------------------------------------------------------------------------------

WHAT SHARES ARE INCLUDED ON THE PROXY CARDS?

     The shares listed on your proxy cards represent ALL of your record shares, including the following, as applicable:

     - shares held in the Cooper Dividend Reinvestment and Stock Purchase Plan;

     - shares held in custody for your account by J.P. Morgan Chase Bank, as Trustee of the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan ("CO-SAV"); and

     - shares acquired through Cooper's Employee Stock Purchase Plan that are being held in a book-entry account at EquiServe Trust Company N.A., Cooper's transfer agent.

     If you do not properly submit your proxy by one of the three methods described above, your shares (except for CO-SAV) will not be voted. See the question below for an explanation of the voting procedure for CO-SAV shares. If you hold shares in a broker account, you will receive a separate proxy card and instructions from your broker.
--------------------------------------------------------------------------------

HOW IS COOPER COMMON STOCK IN CO-SAV VOTED?

     If you hold shares of Cooper Common Stock through CO-SAV, you must instruct the CO-SAV trustee, J.P. Morgan Chase Bank, how to vote your shares. If you do not properly submit your proxy by one of the three methods described above (or if you submit your proxy with an unclear voting designation, or with no voting designation at all), then the Trustee will vote the shares in your CO-SAV account in proportion to the way the other CO-SAV participants voted their shares. The Trustee will also vote shares of Common Stock not yet allocated to participants' accounts in proportion to the way that CO-SAV participants voted their shares. CO-SAV votes receive the same confidentiality as all other shares voted.
--------------------------------------------------------------------------------

HOW MANY SHARES CAN VOTE?

     Each holder of Common Stock at the close of business on March 1, 2002, is entitled to one vote for each share held. These are the only outstanding securities entitled to vote. As of February 22, 2002, 93,587,118 shares of Common Stock were issued and outstanding.
--------------------------------------------------------------------------------

WHAT VOTE IS REQUIRED FOR APPROVAL?

     Provided a quorum is present, the election of a director and the approval of the shareholder proposal each require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on such matters. Abstentions have the same effect as a vote against the proposal. Broker nonvotes are not counted for purposes of voting, but are counted for purposes of a quorum.
--------------------------------------------------------------------------------

WHAT IS A "QUORUM"?

     A "quorum" is a majority of the issued and outstanding shares. Shareholders may represent their shares by being present at the meeting or their shares may be represented at the meeting by proxy. There must be a quorum for the meeting to be held. If you submit a valid proxy by any of the described methods, even if you abstain from voting, then you will be considered part of the quorum.
--------------------------------------------------------------------------------

WHO CAN ATTEND THE ANNUAL MEETING?

     If you own Cooper shares on March 1, 2002, you may attend the Annual Meeting. Please indicate on your proxy if you plan to attend. If your shares are held through a broker and you would like to attend, please write to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Inc., 600 Travis Street, Suite 5800, Houston, Texas 77002, or bring proof of ownership to the meeting.
--------------------------------------------------------------------------------

HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     Although we do not know of any other business to be considered at the 2002 Annual Meeting, if any other business is presented at the Annual Meeting, your proxy will be voted as determined by the persons voting the proxies.
--------------------------------------------------------------------------------

WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?

     All shareholder proposals must be submitted in writing to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Inc., 600 Travis Street, Suite 5800, Houston, Texas 77002. Any shareholder who intends to present a proposal at the 2003 Annual Meeting of Shareholders must deliver the proposal to us so that it is received no later than November 5, 2002, to have the proposal included in our proxy materials for that meeting. Shareholder proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion. If a shareholder proposal is received after January 19, 2003, the persons voting the proxies may vote in their discretion on such proposal as to all the shares for which they have received proxies for the 2003 Annual Meeting of Shareholders.
--------------------------------------------------------------------------------

WHAT ARE THE COSTS OF THIS PROXY SOLICITATION?

     We have retained Georgeson Shareholder Communications, Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $16,000, plus out-of-pocket expenses. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for customary fees, plus out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses of forwarding proxy and solicitation materials to shareholders. Our directors, officers and employees may also solicit proxies without additional compensation by letter, telephone or otherwise. We will bear all expenses of solicitation.
--------------------------------------------------------------------------------

                             COOPER STOCK OWNERSHIP

     As of February 22, 2002, there were 27,215 registered holders of Common Stock. We know of no person who was the beneficial owner of more than five percent of the outstanding shares of any class of voting securities as of that date.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The authorized number of directors is 11, divided into three classes, one having three members and two having four members each. Each class is elected for a term of three years, so that the term of one class of directors expires at every meeting.

     The Board of Directors has nominated four persons for election as directors in the class whose term will expire in April 2005, or when their successors are elected and qualified. The nominees are: Warren L. Batts, Robert M. Devlin, Linda A. Hill and H. John Riley, Jr. All of the nominees are directors and members of the class whose term expires at the meeting.

     If any nominee becomes unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors. Following is certain information with respect to the persons nominated as directors and the current directors who will continue as directors after the Annual Meeting.

                      NOMINEES FOR TERMS EXPIRING IN 2005

------------------------------
WARREN L. BATTS                  [PHOTO]    Mr. Batts was the Chairman and Chief
Chairman -- Finance Committee               Executive Officer of Tupperware Corporation
Member -- Management                        (diversified consumer products) since its
  Development and                           spin-off from Premark International, Inc. in
  Compensation Committee and                1996 until his retirement in 1997. He also
  Committee on Nominations                  served as Chairman and Chief Executive
  and Corporate Governance                  Officer of Premark International, Inc. (food
Director since 1986                         containers, commercial food equipment,
Age 69                                      housewares and decorative laminates) from
                                            1986 until 1996 and as Chairman of Premark
                                            International, Inc. until 1997. He is also a
                                            director of The Allstate Corporation,
                                            Methode Electronics, Inc., Sears, Roebuck
                                            and Co. and Sprint Corporation.


------------------------------
ROBERT M. DEVLIN                 [PHOTO]    Mr. Devlin is Chairman of Curragh Capital
Chairman -- Management                      Partners (venture capital, merchant
  Development and                           banking). He was Chairman, President and
  Compensation Committee                    Chief Executive Officer of American General
Member -- Executive                         Corporation (financial services) from 1997
  Committee, Finance                        until September 2001. He was elected Vice
  Committee and Committee on                Chairman in 1993, was named President in
  Nominations and Corporate                 1995 and Chief Executive Officer in 1996,
  Governance                                and was elected Chairman in 1997. He is
Director since 1997                         also a director of Phillips Petroleum
Age 61                                      Company.


------------------------------
LINDA A. HILL                    [PHOTO]    Ms. Hill is a Professor at the Harvard
Member -- Audit Committee                   Business School. She joined the faculty of
  and Finance Committee                     Harvard Business School in 1984 as an
Director since 1994                         Assistant Professor in organizational
Age 45                                      behavior and human resource management. She
                                            was named Associate Professor in 1991,
                                            Professor in 1995 and the Wallace Brett
                                            Donham Professor of Business Administration
                                            in 1997. She is also a director of State
                                            Street Corporation.


------------------------------
H. JOHN RILEY, JR.               [PHOTO]    Mr. Riley is Chairman, President and Chief
Chairman -- Executive                       Executive Officer of Cooper Industries,
  Committee                                 Inc. He was named President and Chief
Director since 1992                         Operating Officer in 1992, Chief Executive
Age 61                                      Officer in 1995 and Chairman in 1996. He is
                                            also a director of The Allstate
                                            Corporation, Baker Hughes Incorporated and
                                            Dynegy Inc.

                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2003


------------------------------
CLIFFORD J. GRUM                  [PHOTO]      Mr. Grum served as Chairman of the Board
Chairman -- Committee on                       and Chief Executive Officer of
  Nominations and Corporate                    Temple-Inland Inc. (container and
  Governance                                   containerboard, pulp and paperboard,
Member -- Executive                            building products and financial services)
  Committee, Finance                           from 1991 until 2000, when he retired. He
  Committee and Management                     is also a director of Trinity Industries
  Development and                              Inc. and Tupperware Corporation.
  Compensation Committee
Director since 1982
Age 67


------------------------------
RALPH E. JACKSON, JR.             [PHOTO]      Mr. Jackson is Chief Operating Officer of
Director since 2001                            Cooper Industries, Inc. He was named
Age 60                                         Executive Vice President, Operations in
                                               1992 and Chief Operating Officer in 2001.


------------------------------
SIR RALPH H. ROBINS               [PHOTO]      Sir Ralph Robins has served as Chairman of
Member -- Audit Committee                      Rolls-Royce plc since 1992. He is also
  and Management Development                   director and Chairman of Cable & Wireless
  and Compensation Committee                   plc and a director of Schroders plc and
Director since 1991                            Standard Chartered plc.
Age 69


------------------------------
JAMES R. WILSON                   [PHOTO]      Mr. Wilson served as Chairman, President
Chairman -- Audit Committee                    and Chief Executive Officer of Cordant
Member -- Management                           Technologies Inc. from 1995 until 2000,
  Development and                              when he retired. He became President and
  Compensation Committee and                   Chief Executive Officer and a director in
  Committee on Nominations                     1993, and was elected Chairman in 1995. He
  and Corporate Governance                     is also a director of The BFGoodrich
Director since 1997                            Company.
Age 61


                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2004


------------------------------
H. LEE SCOTT                     [PHOTO]   Mr. Scott has been President and Chief
Member -- Audit Committee                  Executive Officer of Wal-Mart Stores, Inc.
  and Finance Committee                    (discount retailer) since January 2000. He
Director since 1999                        has been with Wal-Mart since 1979. He served
Age 52                                     as Executive Vice President, Logistics from
                                           1992 to 1995 and Executive Vice President,
                                           Merchandising from 1995 to 1998. He was
                                           named President and Chief Executive Officer
                                           of the Wal-Mart Stores Division in 1998, and
                                           Vice Chairman and Chief Operating Officer in
                                           1999. He is also a director of Wal-Mart
                                           Stores, Inc.


------------------------------
DAN F. SMITH                     [PHOTO]   Mr. Smith is President and Chief Executive
Member -- Audit Committee,                 Officer of Lyondell Chemical Company
  Executive Committee and                  (petrochemicals and refining operations). He
  Management Development                   was named President in 1994 and Chief
  and Compensation Committee               Executive Officer in 1996. Since 1997, he
Director since 1998                        has also served as Chief Executive Officer
Age 55                                     of Equistar Chemicals, LP, a joint venture
                                           company owned 41% by Lyondell. He is also a
                                           director of Lyondell Chemical Company and
                                           ChemFirst Inc.


------------------------------
GERALD B. SMITH                  [PHOTO]   Mr. Smith is Chairman and Chief Executive
Member -- Audit Committee                  Officer of Smith Graham & Company, an
  and Finance Committee                    investment management firm that he founded
Director since 2000                        in 1990. He is also a director of Rorento
Age: 51                                    Fund N.V. and Pennzoil-Quaker State Company,
                                           and a Trustee of The Charles Schwab Family
                                           of Funds.


                 INFORMATION ABOUT MANAGEMENT AND ORGANIZATION
                           OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS

     The table below contains certain information as of March 1, 2002 with respect to Cooper's present executive officers. All executive officers are elected to terms that expire at the organizational meeting of the Board of Directors, which follows the Annual Meeting of Shareholders.

                                                                                             YEARS OF   OFFICER
             NAME                                     POSITION                         AGE   SERVICE     SINCE
             ----                                     --------                         ---   --------   -------
H. John Riley, Jr. ............  Chairman, President and Chief Executive Officer       61       39       1982
Ralph E. Jackson, Jr. .........  Chief Operating Officer                               60       25       1992
Kirk S. Hachigian..............  Executive Vice President, Operations                  42        1       2001
Terry A. Klebe.................  Senior Vice President, Strategic Sourcing and Chief   47        7       1995
                                   Information Technology Officer
D. Bradley McWilliams..........  Senior Vice President and Chief Financial Officer     60       30       1982
Diane K. Schumacher............  Senior Vice President and General Counsel             48       22       1988
David R. Sheil.................  Senior Vice President, Human Resources                45       16       1996
David A. White, Jr. ...........  Senior Vice President, Strategic Planning and New     60       30       1988
                                   Venture Development Officer
Richard J. Bajenski............  Vice President, Investor Relations                    49       20       1998
Victoria B. Guennewig..........  Vice President, Public Affairs                        51        3       1999
Terrance V. Helz...............  Associate General Counsel and Secretary               48       11       2001
Alan J. Hill...................  Vice President and Treasurer                          57       24       1979
E. Daniel Leightman............  Vice President, Taxes                                 61       14       1994
Jeffrey B. Levos...............  Vice President and Controller                         41        2       2000
Terrance M. Smith..............  Vice President, Information Systems                   52       16       1996
Robert W. Teets................  Vice President, Environmental Affairs and Risk        51       24       1993
                                   Management

     All of the executive officers have been employed by Cooper in management positions for more than five years, except Victoria B. Guennewig, Kirk S. Hachigian, Terrance V. Helz and Jeffrey B. Levos. Victoria B. Guennewig joined Cooper in February 1999 after serving as Vice President, Public Affairs, of The Coastal Corporation since 1997. She previously held management positions in public affairs with Pan Energy Corp and Union Pacific Resources Group Inc. Kirk
S. Hachigian joined Cooper in April 2001 after serving as President and Chief Executive Officer of the Asia Pacific Operations unit of GE Lighting since 1997 and as Chairman of the Board and Chief Executive Officer of GE International Mexico from 1996 to 1997. Terrance V. Helz became Secretary of Cooper in August 2001 after serving as Associate General Counsel and Assistant Secretary since 1998 and as Senior Counsel from 1994 to 1998. Jeffrey B. Levos joined Cooper in March 2000 after serving as Vice President and Controller of The Coastal Corporation since 1997 and as their Vice President and General Auditor from 1994 to 1997.

SECURITY OWNERSHIP OF MANAGEMENT

     As of February 22, 2002, each director and each executive officer named in the Summary Compensation Table beneficially owned the number of shares of Cooper Common Stock listed in the following table. Each of the named individuals and all directors and executive officers as a group beneficially owned 1.87% of Cooper's outstanding Common Stock as of that date.

                                                                        NUMBER OF SHARES
        NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED(1)
        ------------------------                                      ---------------------
        H. John Riley, Jr. .........................................     639,404  (2)(3)
        Warren L. Batts.............................................      24,623  (4)(5)
        Robert M. Devlin............................................       5,700
        Clifford J. Grum............................................      23,700
        Linda A. Hill...............................................       5,700
        Ralph E. Jackson, Jr. ......................................     219,069  (2)(3)
        Sir Ralph H. Robins.........................................       6,139  (5)
        H. Lee Scott................................................       4,470  (5)
        Dan F. Smith................................................       7,278  (5)
        Gerald B. Smith.............................................         513
        James R. Wilson.............................................      11,239  (5)
        Terry A. Klebe..............................................      66,506  (2)
        D. Bradley McWilliams.......................................     131,976  (2)(3)
        Diane K. Schumacher.........................................      93,197  (3)
        All Directors and Executive Officers as a Group.............   1,748,191  (2)(3)

---------------

(1) Includes shares held by executive officers in the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan. Also includes shares issuable upon the exercise of options granted under either the Stock Incentive Plan or the Directors' Stock Plan that are exercisable within a period of 60 days from March 1, 2002, as follows: Mr. Riley -- 382,665 shares; Mr. Batts -- 4,000 shares; Mr. Devlin -- 2,000 shares; Mr. Grum -- 3,000 shares;
    Ms. Hill -- 4,000 shares; Sir Ralph Robins -- 4,000 shares; Mr. D. Smith -- 1,000 shares; Mr. Wilson -- 3,000 shares; Mr. Jackson -- 145,165 shares; Mr. Klebe -- 52,798 shares; Mr. McWilliams -- 80,133 shares;
    Ms. Schumacher -- 62,499 shares; and all directors and executive officers as a group -- 1,101,445 shares.

(2) Includes shares the receipt of which has been deferred pursuant to the Stock Incentive Plan and the Executive Restricted Stock Incentive Plan, as follows: Mr. Riley -- 134,713 shares; Mr. Jackson -- 57,788 shares;
    Mr. Klebe -- 6,798 shares; Mr. McWilliams -- 26,833 shares; and all executive officers as a group -- 258,193 shares.

(3) Includes shares the receipt of which has been deferred pursuant to the Management Annual Incentive Plan, as follows: Mr. Riley -- 10,374 shares; Mr. Jackson -- 2,345 shares; Mr. McWilliams -- 4,187 shares;
    Ms. Schumacher -- 2,607 shares; and all executive officers as a group -- 20,532 shares.

(4) Includes 17,200 shares held in a trust for which Mr. Batts is the settlor and trustee and for which a member of his family is the beneficiary. Mr. Batts has sole voting and investment power with respect to these shares.

(5) Includes shares the receipt of which has been deferred by the directors under the Directors' Stock Plan and the Directors' Retainer Fee Stock Plan, as follows: Mr. Batts -- 3,423 shares; Sir Ralph Robins -- 513 shares;
    Mr. Scott -- 4,070 shares; Mr. D. Smith -- 5,478 shares; and
    Mr. Wilson -- 6,539 shares.

MEETINGS OF THE COOPER BOARD AND ITS COMMITTEES

     Our Board of Directors met on six occasions during 2001. All of the directors attended 75% or more of the meetings of the Board and the Committees of the Board on which they served, except Mr. Dan Smith, who attended 73% of the meetings of the Board and the Committees on which he served.

  Audit Committee

     The Audit Committee, which consists of all independent directors, held five meetings during 2001. The Committee's principal responsibilities are to:

     - Confer with management and the independent auditors regarding financial reporting issues and practices.

     - Review filings made with the SEC, including the annual financial statements and the annual report on Form 10-K.

     - Recommend to the Board the appointment of independent auditors and review the auditors' independence, scope of annual audit and audit fees.

     - Review the internal audit program and the corporate compliance program including compliance with Cooper's Code of Ethics and Business Conduct.

     - Review the accounting principles and policies of Cooper.

  Executive Committee

     The Executive Committee, which is authorized to act on behalf of the full Board between regular meetings of the Board, held no meetings in 2001.

  Finance Committee

     The Finance Committee, which consists of all independent directors, held two meetings during 2001. The Committee's principal responsibilities are to:

     - Review Cooper's financial objectives, capital structure, financing arrangements and similar matters of a financial nature.

     - Make recommendations to the Board regarding dividends.

     - Review pension plan asset management.

  Management Development and Compensation Committee

     The Management Development and Compensation Committee, which consists of all independent directors, held four meetings during 2001. The Committee's principal responsibilities are to:

     - Establish corporate compensation policies, including determining base salary and annual and long-term incentive awards for executive officers and other key employees.

     - Establish specific performance goals and objectives to be used to evaluate performance over a given period.

     - Evaluate the performance of executive officers and other key employees to determine whether performance goals and objectives have been attained and awards have been earned.

     - Determine stock option and long-term performance share grants to employees.

     - Review compliance with stock ownership guidelines for executive officers and other key employees.

     - Review succession planning and executive development.

  Committee on Nominations and Corporate Governance

     The Committee on Nominations and Corporate Governance, which consists of all independent directors, held two meetings in 2001. The Committee's principal responsibilities are to:

     - Recommend nominees for election to the Board and Committee assignments.

     - Review and recommend action on shareholder proposals.

     - Review corporate governance principles.

     - Consider shareholder recommendations for nominees for election to the Board. (Shareholders must submit such recommendations in writing to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Inc., 600 Travis Street, Suite 5800, Houston, Texas 77002.)

                       EXECUTIVE MANAGEMENT COMPENSATION

     The following table presents information about compensation paid or accrued for services by the Chief Executive Officer and our four most highly compensated executive officers (the "Named Executives") for fiscal years 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                            COMPENSATION(3)
                                                                        -----------------------
                                             ANNUAL COMPENSATION(1)       AWARDS      PAYOUTS
                                           --------------------------   ----------   ----------
                   (a)                     (b)      (c)        (d)         (g)          (h)           (i)
                                                                        SECURITIES                    ALL
                                                                        UNDERLYING      LTIP         OTHER
                NAME AND                           SALARY     BONUS      OPTIONS      PAYOUTS     COMPENSATION
           PRINCIPAL POSITION              YEAR     ($)        ($)          #          ($)(4)        ($)(5)
           ------------------              ----   --------   --------   ----------   ----------   ------------
Riley, Jr., H.J. -- Chairman, President    2001   $965,000   $      0    162,500     $        0     $85,388
and Chief Executive Officer                2000    910,000    932,500    150,000      1,258,351      72,671
                                           1999    876,667    704,900    105,000      1,770,291      54,120

Jackson, Jr., R.E. -- Chief Operating      2001    525,000          0     80,000              0      37,573
Officer                                    2000    479,063    344,400     60,000        460,361      35,350
                                           1999    451,875    306,500     33,000        630,796      26,724

Klebe, T.A. -- Senior Vice President,      2001    308,750          0     27,500              0      13,894
Strategic Sourcing and Chief               2000    282,208    182,900     20,000        163,643      17,199
Information Technology Officer             1999    268,625    220,000     20,000        195,484      12,088

McWilliams, D.B. -- Senior Vice            2001    385,917          0     33,300              0      17,366
President and Chief Financial Officer      2000    368,500    235,700     26,000        306,907      25,686
                                           1999    352,500    202,300     21,000        435,312      20,993

Schumacher, D.K. -- Senior                 2001    327,500          0     27,500              0      22,254
Vice President and General Counsel         2000    306,500    208,800     20,000        245,516      21,722
                                           1999    293,208    176,200     16,000        325,576      18,212

---------------

(1) Column(e) "Other Annual Compensation" has been omitted since there are no amounts to report. The aggregate amount of perquisites and other personal benefits for any Named Executive does not exceed $50,000 or 10% of the total of annual salary and bonus for any such Named Executive.

(2) Column (f) "Restricted Stock Awards" has been omitted because there are no amounts to report.

(3) See the Long-Term Incentive Plan Table on page 13 disclosing long-term incentive awards granted in 2001 to the Named Executives pursuant to the Stock Incentive Plan.

(4) Represents performance-based shares that were earned by the Named Executives under the Stock Incentive Plan in the last year of a four-year performance period ending on December 31 of each of the years listed in the table.

(5) The figures in column (i) for 2001 include Cooper's contributions to the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan and to the Cooper Industries, Inc. Supplemental Excess Defined Contribution Plan, respectively, as follows: H. J. Riley, Jr. $5,119 and $80,269; R. E. Jackson, Jr. $5,906 and $31,667; T. A. Klebe $4,519 and $9,375; D. B.
    McWilliams $5,015; and $12,351; and D. K. Schumacher $7,875 and $14,379.

                                 STOCK OPTIONS

     The following table presents information about stock option grants to the Named Executives in the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                           --------------------------------------------------------
                                           NUMBER OF    PERCENT OF TOTAL
                                           SECURITIES       OPTIONS
                                           UNDERLYING      GRANTED TO      EXERCISE OR                GRANT DATE
                                            OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION     PRESENT
                  NAME                     GRANTED(#)     FISCAL YEAR       ($/SH)(1)     DATE(2)     VALUE($)(3)
                   (a)                        (b)             (c)              (d)          (e)           (f)
                  ----                     ----------   ----------------   -----------   ----------   -----------
Riley, Jr., H. J. .......................   162,500           9.34           $46.10      2/13/2011    $1,873,625
Jackson, Jr., R. E. .....................    80,000           4.60            46.10      2/13/2011       922,400
Klebe, T. A. ............................    27,500           1.58            46.10      2/13/2011       317,075
McWilliams, D. B. .......................    33,300           1.91            46.10      2/13/2011       383,949
Schumacher, D. K. .......................    27,500           1.58            46.10      2/13/2011       317,075

---------------

(1) The exercise price of each option is equal to the fair market value of Cooper's Common Stock on the date of grant of the option.

(2) Options become one-third exercisable one year after the date of grant, two-thirds exercisable two years after the date of grant, and fully exercisable three years after the date of grant. An optionee may make lifetime transfers of nonqualified stock options to certain family members and trusts.

(3) The Black-Scholes option pricing model was used assuming a dividend yield of 3.5%, a risk-free interest rate of 5.14%, an expected stock price volatility based on historical experience of 27.5% and an expected option life based on historical experience of seven years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price on the date the option is exercised over the exercise price.

     The following table presents information about options exercised during 2001 and the unexercised stock options held at December 31, 2001 by the Named Executives.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                 FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)
                                  SHARES                      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                                 ACQUIRED         VALUE                  (d)                           (e)
            NAME              ON EXERCISE(#)   REALIZED($)   ---------------------------   ---------------------------
            (a)                    (b)             (c)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              --------------   -----------   -----------   -------------   -----------   -------------
Riley, Jr., H. J. ..........        0              $0          243,499        297,501          $0             $0
Jackson, Jr., R. E. ........        0               0           87,499        131,001           0              0
Klebe, T. A. ...............        0               0           30,298         47,502           0              0
McWilliams, D. B. ..........        0               0           53,366         57,634           0              0
Schumacher, D. K. ..........        0               0           41,332         46,168           0              0

                                LONG-TERM AWARDS

     The following table presents information about long-term incentive awards granted in 2001 to the Named Executives under the Stock Incentive Plan. The performance-based share awards may be earned based on achievement of performance goals over a four-year period commencing January 1, 2001 and ending on December 31, 2004. The performance goals are based on compound growth in earnings per share over the performance period, with a threshold of 6% compound growth before any awards are earned. At least 15% compound growth in earnings per share must be achieved for a payout at the maximum level shown in the table. The awards, to the extent earned, will be distributed in shares of Cooper Common Stock, or at the executive's election as approved by the Management Development and Compensation Committee, all or a portion of the earned award may be paid in cash.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                     ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                                 PRICE BASED PLANS
                                                                   ---------------------------------------------
             (a)                    (b)               (c)               (d)             (e)             (f)
                                 NUMBER OF       PERFORMANCE OR
                               SHARES, UNITS,     OTHER PERIOD
                                  OR OTHER      UNTIL MATURATION
            NAME                 RIGHTS(#)         OR PAYOUT         THRESHOLD        TARGET          MAXIMUM
            ----               --------------   ----------------   -------------   -------------   -------------
Riley, Jr., H. J. ...........      13,500          12/31/2004      13,500 shares   54,200 shares   75,800 shares
Jackson, Jr., R. E. .........       6,700          12/31/2004       6,700 shares   26,700 shares   37,300 shares
Klebe, T. A. ................       2,300          12/31/2004       2,300 shares    9,200 shares   12,800 shares
McWilliams, D. B. ...........       2,700          12/31/2004       2,700 shares   10,800 shares   15,200 shares
Schumacher, D. K. ...........       2,300          12/31/2004       2,300 shares    9,200 shares   12,800 shares

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG COOPER
           INDUSTRIES, INC., S&P 500 AND COOPER INDUSTRIES PEER GROUP

     The following graph compares the total shareholder return on Cooper's Common Stock for the five-year period December 31, 1996 through December 31, 2001 to the total returns for the same period of the Standard & Poor's 500 Stock Index and a Cooper Peer Group Index. The cumulative total return is based upon an initial investment of $100 on December 31, 1996 with dividends reinvested.

     We currently operate in two primary business areas: electrical products and tools and hardware. The Cooper Peer Group Index consists of corporations whose businesses are representative of these business segments and include: (1) Danaher Corporation, (2) Emerson Electric Co., (3) Hubbell Incorporated (Class
B), (4) The Stanley Works, (5) Thomas and Betts Corporation and (6) U.S. Industries. The Cooper Peer Group has been weighted in accordance with each corporation's market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. The weighted return for each year is the sum of the products obtained by multiplying (a) the percentage that each corporation's market capitalization represents of the total market capitalization for all corporations in the Index for such year by (b) the total shareholder return for that corporation for such year.

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1996
                           WITH DIVIDENDS REINVESTED

                              [PERFORMANCE GRAPH]

                                                       DEC-96   DEC-97   DEC-98   DEC-99   DEC-00   DEC-01
                                                       ------   ------   ------   ------   ------   ------
Cooper Industries Inc. .............................    $100     $119     $119     $104     $123     $ 96
S&P 500(R)..........................................    $100     $133     $171     $208     $189     $166
Custom Composite Index (6 Stocks)...................    $100     $125     $130     $121     $158     $132

     The following graph is offered as an additional measure of Cooper's stock price performance in recent years. The graph compares Cooper's return with the return from an equal investment in the Cooper Peer Group made at the beginning of the five-year period ended December 31, 2001, adjusted for dividend reinvestments, but with no adjustment for changes in market capitalization.

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1996
                           WITH DIVIDENDS REINVESTED

                              [PERFORMANCE GRAPH]

                                                       DEC-96   DEC-97   DEC-98   DEC-99   DEC-00   DEC-01
                                                       ------   ------   ------   ------   ------   ------
Cooper Industries Inc. ..............................   $100     $119     $119     $104     $123     $ 96
Custom Composite Index (6 Stocks)....................   $100     $133     $125     $111     $109     $102

               MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITIES OF THE COMMITTEE

     The Management Development and Compensation Committee (the "Committee") establishes compensation programs for our executive officers that are designed to benefit the long-term interests of Cooper and its shareholders. The Committee also reviews the performance of our executive officers and other key executives every year. The Committee also conducts a complete review of succession planning and executive development at least once every three years.

COMPENSATION PHILOSOPHY

     The Committee's policy is to compensate and reward executive officers and other key executives based on the combination of some or all of the following factors, depending on the executive's responsibilities: corporate performance, business unit performance and individual performance. The Committee evaluates corporate performance and business unit performance by reviewing the extent to which Cooper has accomplished strategic business objectives, such as sales growth, improved profitability, cash flow and management of working capital. The Committee evaluates individual performance by comparing actual accomplishments to the objectives established under Cooper's Management Development and Planning Program.

     The Committee assesses individual performance as follows:

     - At the beginning of each performance period, the Committee establishes specific objectives to be used as the basis for evaluating the executive's performance.

     - During the performance period, the Committee holds periodic discussions on the status of performance objectives.

     - At the end of the performance period, the Committee reviews the executive's progress on the performance objectives so that there is a clear understanding of what the executive has accomplished.

     - The Committee determines increases in base salary and annual cash incentive awards based on actual accomplishments during the performance period.

     - The Committee determines long-term stock incentive awards based on our sustained earnings per share performance over a four-year period.

     The Committee also takes into account the compensation practices of comparable manufacturing companies (as described below) to ensure that Cooper is able to attract, retain and reward executive officers whose contributions are critical to our long-term success.

     In developing and administering Cooper's executive compensation program, the Committee receives advice and counsel from Frederic W. Cook & Company, an executive compensation consulting firm. Frederic W. Cook & Company has provided such consulting services to Cooper and other corporations for many years. In 2001, the Committee also received executive compensation consulting services from The Hay Group.

     There are three major components of Cooper's executive compensation program: a base salary, an annual cash bonus and long-term stock incentive awards.

ANNUAL COMPENSATION

  Base Salary

     The Committee sets the base salary range for each executive officer using the Hay Group Inc. Job Evaluation System, which provides a comparative assessment of know-how, problem-solving and accountability factors in the job rating process. The Committee also considers the competitiveness of the base salary because the Committee believes it is critical to Cooper's success to attract and retain the best qualified executives. The Committee uses the annual Hay Survey of Compensation Practices to set the salary ranges for executive officers. In 2001, the Hay Survey of Compensation Practices included 276 industrial companies with revenues in excess of $1 billion. The Committee believes that using this broad group of companies to establish salary levels is more appropriate than using a smaller group, such as the peer group used in the share performance graph, because it minimizes the effect of any one company on the average.

     The Committee's policy is to: (1) establish a salary range for the Chief Executive Officer and the other executives named in the Summary Compensation Table (the "Named Executives"); (2) set the midpoint of the range near the average of the Hay Survey; and (3) pay compensation within the established range. The Committee takes into account the individual's duties, responsibilities, work experience, impact on the business and individual performance when setting each executive's actual base salary. The Committee verifies the Hay data through use of a separate compensation study, known as the Total Compensation Measurement, which includes information on 331 companies compiled by Hewitt Associates. During 2001, the actual base salaries for the Named Executives approximated the 50th percentile of the Hay Survey.

     The Committee typically reviews salaries of senior executive officers at 12- to 15-month intervals, depending on individual performance and position in the salary range. The Committee makes base salary adjustments primarily based on individual performance with due consideration given to immediate past performance and business decisions that impact our future growth and economic stability.

  Annual Incentive Compensation

     The Management Annual Incentive Plan ("MAIP") is a bonus plan for senior executives that is designed to link executive compensation to achievement of our short-term business objectives. The maximum annual award that may be granted to a participant under the MAIP is $2.5 million. The Committee may pay awards earned in cash or in Cooper Common Stock or a combination of cash and stock. Subject to the Committee's approval, a participant in the MAIP may request to have all or a portion of his or her award paid in shares of Cooper stock.

     In February 2001, the Committee established the performance goals and maximum bonus opportunities under the MAIP for Named Executives and for other executive officers. The performance goals were based upon increases in earnings per share in 2001 over 2000. The bonus opportunity for the Named Executives ranges from 0% to 150% of the salary range midpoint, depending on the executive's position. Under the MAIP, the Committee has discretion to adjust the amount of any award that would otherwise be payable upon achievement of the performance goals based on its assessment of an individual's actual performance.

     In February 2002, the Committee determined that performance in 2001 did not meet the threshold level established in February 2001 for the award of bonuses under the MAIP. Accordingly, no bonuses were awarded to any of the Named Executives based upon the Company's performance in 2001.

LONG-TERM EQUITY BASED COMPENSATION

  Stock Incentive Compensation

     The Committee provides incentives to executive officers that are tied to the long-term performance of Cooper in order to link the executive's interests to those of the shareholders and to encourage stock ownership by executives.

     In November 1995, the Committee adopted the Stock Incentive Plan ("Stock Plan"), which was approved by Cooper's shareholders in April 1996. The Stock Plan provides for the granting of stock options and performance-based share awards to the Named Executives and other key executives. The Committee determines the number of options and performance-based share awards granted based on actual compensation, assumptions relating to stock price and earnings growth, and recommendations from Frederic W. Cook & Co., a compensation consulting firm that advises the Committee on competitive practices among comparable manufacturing companies. The Committee believes that the stock options and performance-based share awards granted under the Stock Plan provide a significant link between the compensation of the Named Executives and other key executives on the one hand and Cooper's long-term goals and shareholders' interests on the other.

     In February 1998, the Committee granted performance-based share awards under the Stock Plan to the Named Executives for a four-year performance period beginning on January 1, 1998 and ending on December 31, 2001. The Committee set performance goals tied to cumulative compound growth in earnings per share during the performance period. The Committee determined that compound earnings per share growth over the period of at least 6% was required before any award would be earned and at least 15% was required for a payout at the maximum level.

     In February 2002, the Committee determined that the cumulative increase in Cooper's operating earnings per share during the four-year performance period ending December 31, 2001 was below the minimum level for any shares to be awarded. As a result, based on the performance criteria established in 1998, the Committee determined that no shares were earned by the Named Executives or other executive officers under the four-year performance cycle ending on December 31, 2001.

     In February 2001, the Committee granted stock options and performance-based share awards to the Named Executives under the Stock Plan. The Committee also granted stock options to other executive, and middle and upper level employees. The stock options expire ten years after the date of grant and become exercisable over a three-year period with one-third vesting in each successive year so that the option is fully exercisable after three years. The options granted in 2001 have an exercise price equal to the fair market value on the date of grant, which was $46.10 per share. The performance-based share awards were granted to the Named Executives for a four-year performance period beginning on January 1, 2001 and ending on December 31, 2004. The Committee set performance goals tied to the cumulative compound growth in earnings per share during the performance period. Cooper must have cumulative compound growth in earnings per share of at least 6% before any awards can be earned and growth of at least 15% for a payout at the maximum award level.

     The Stock Plan also provides for the granting of restricted stock awards to the Named Executives and other key executives. Restricted stock may be awarded in such numbers and at such times as the Committee determines. Restricted stock is subject to such terms, conditions or restrictions, as the Committee deems appropriate, including restrictions or transferability, requirements of continued employment, individual performance or the financial performance of Cooper. The Committee establishes the period of vesting and forfeiture restrictions at the time of grant, provided that vesting must be at least one year from the date of grant, except in the event of a Change in Control.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Effective February 1, 2001, the Committee approved an increase of $60,000 in Mr. Riley's annual base salary. The Committee based Mr. Riley's base salary adjustment on a review of the compensation levels of chief executive officers of companies of comparable size and in similar businesses, using the competitive surveys previously discussed. The Committee also considered financial results, revenue growth and market expansion as well as Mr. Riley's overall performance as Chairman, President and Chief Executive Officer. Mr. Riley did not receive a salary increase in 2000.

     In February 2002, under the MAIP, the Committee determined that Cooper's performance was below the threshold performance goal established in February 2001 for earning an annual incentive bonus. Accordingly, Mr. Riley received no bonus award for 2001.

     Also in February 2002, the Committee determined that Mr. Riley earned no performance shares from the performance-based stock award granted in 1998 under the Stock Plan.

     In 2001, the Committee granted stock options and performance-based share awards under the Stock Plan to Mr. Riley. The options are shown on the table "Option Grants in Last Fiscal Year" on page 12 and the performance-based share awards are shown in the table "Long-Term Incentive Plan -- Awards in Last Fiscal Year" on page 13. The Committee determined the number of shares awarded to Mr. Riley using the same criteria as for other executive officers. The individual award was based on actual compensation, assumptions relating to stock price and earnings growth and the recommendations and advice of Frederic W. Cook & Co., a compensation consulting firm. The Committee believes that the stock options and performance share awards granted to Mr. Riley are competitive with awards provided to chief executive officers of other similar companies in related businesses. Through the stock options and performance share awards, a significant portion of Mr. Riley's compensation is tied directly to our financial performance and overall return to shareholders.

STOCK OWNERSHIP GUIDELINES

     Effective January 1, 1996, the Committee established stock ownership guidelines for executive officers and certain other key executives as a way to align more closely the interests of the key executives with those of the shareholders. These key executives were required to make continuing progress toward compliance with the guidelines during the five-year period beginning January 1, 1996 and to fully comply with the guidelines by

December 31, 2000. Any officers appointed after January 1996 are subject to the guidelines and have a period of five years from appointment to comply. The guidelines are as follows:

     - Chief Executive Officer -- 4.5 times base salary

     - Other Senior Officers, including those other officers named in the Summary Compensation Table -- 3 times base salary

     - Other officers and division presidents -- 1.5 times base salary

     At its February 2002 meeting, the Committee reviewed the progress of covered executives relative to compliance with the stock ownership guidelines and determined that all of the Named Executives are currently in compliance with the guidelines.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS

     The Committee has reviewed the provisions of the Omnibus Budget Reconciliation Act of 1993 and the regulations issued under the Act that impose a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid to its five most highly compensated officers. The Committee believes that the bonuses paid pursuant to the MAIP and the awards and options granted pursuant to the Stock Plan will qualify as "performance-based" compensation and will meet the requirements of the current tax law and Internal Revenue Service regulations so as to preserve the tax deductibility of all executive compensation.

Robert M. Devlin, Chairman    Sir Ralph H. Robins
Warren L. Batts               Dan F. Smith
Clifford J. Grum              James R. Wilson

                           OTHER COMPENSATION MATTERS

PENSION BENEFITS

     Upon retirement, the Named Executives may be entitled to retirement benefits from the Salaried Employees' Retirement Plan of Cooper Industries, Inc. ("Cooper Retirement Plan"), the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan ("Supplemental Plan") and the Crouse-Hinds Officers' Disability and Supplemental Pension Plan ("Crouse-Hinds Officers' Plan").

     Under the Cooper Retirement Plan, Cooper credits the individual's plan account four percent of each year's total compensation up to the Social Security wage base for the year, plus eight percent of each year's total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by Cooper to or for the benefit of a member of the Cooper Retirement Plan for services rendered while an employee. For the Named Executives, the total compensation is shown in columns (c) and (d) of the Summary Compensation Table. However, neither performance-based share awards shown in column (h) of the Summary Compensation Table nor deferred compensation is included in total compensation for purposes of the Cooper Retirement Plan. This formula for determining benefit credits became effective on July 1, 1986.

     Benefits for service through June 30, 1986 were determined based on the retirement plan formula then in effect and converted to initial balances under the Cooper Retirement Plan. The participant receives interest credits on both initial balances and pay-based credits for benefits earned after July 1, 1986 until the participant begins to receive benefit payments. The Plan's interest credit rate for 2001 was 6.25% and will be 2.25% for 2002. The participant may elect to receive benefits at retirement payable in the form of an escalating annuity, a level annuity with or without survivorship or a lump-sum payment.

     The Supplemental Plan is an unfunded, nonqualified plan that provides to certain employees, including the Named Executives, Cooper Retirement Plan benefits that cannot be paid from a qualified, defined benefit plan because of Internal Revenue Code restrictions. The Supplemental Plan also provides benefits equal to what would have been paid under the Cooper Retirement Plan on amounts of deferred compensation had those amounts not been deferred. The Crouse-Hinds Officers' Plan is an unfunded, nonqualified plan that we assumed following the acquisition of Crouse-Hinds Company. Mr. Riley may receive benefits under the Crouse-Hinds Officers' Plan in addition to amounts payable under our other retirement plans.

                                PENSION BENEFITS

                                                                CREDITED         YEAR        ANNUAL
                                                              SERVICE AS OF   INDIVIDUAL   ESTIMATED
                                                               JANUARY 1,      REACHES     BENEFIT AT
                                                                  2002          AGE 65       AGE 65
                                                              -------------   ----------   ----------
Riley, Jr., H.J. ...........................................      39.2           2005       $695,000
Jackson, Jr., R. E. ........................................      26.0           2006        135,000
Klebe, T. A. ...............................................       6.7           2019         80,000
McWilliams, D. B. ..........................................      30.1           2006        130,000
Schumacher, D. K. ..........................................      21.9           2018        109,000

     For each Named Executive, the table above shows current credited years of service, the year each reaches age 65, and the projected annual pension benefit at age 65 under the Cooper Retirement Plan, the Supplemental Plan and the Crouse-Hinds Officers' Plan. The projected annual pension benefit is based on the following assumptions: benefits paid on a straight-life annuity basis; continued compensation at the 2001 levels; and an interest credit rate of 2.25%.

CHANGE IN CONTROL ARRANGEMENTS

  Management Continuity Agreements

     Cooper has Management Continuity Agreements with the Named Executives and certain other key executives. The purpose of the agreements is to encourage the executives to carry out their duties when there is a possibility of a change in control of Cooper. The agreements are not ordinary employment agreements and do not provide any assurance of continued employment.

     If, during the two-year period following a change in control, Cooper or its successor terminates the executive's employment other than for "cause" or the executive voluntarily terminates employment for "good reason" (as such terms are defined in the agreements), the executive shall receive a lump-sum cash payment equal to a multiple (3x in the case of the Chief Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and 2x in the case of the other key executives) of the sum of the executive's salary and bonus, together with the continuation of employee benefits for the number of years equal to the multiplier used to calculate the lump-sum severance payment. The executive would also receive a pro rata payment of their target bonus for the year of termination and a lump-sum payment equal to the incremental benefits and contributions that the executive would have received under Cooper's various retirement and savings plans for the number of years equal to their multiplier, taking into account the severance benefits received by the executive. Finally, the agreements provide for a tax gross-up of any excise tax due under the Internal Revenue Code for these types of agreements.

  Management Annual Incentive Plan

     The Named Executives participate in the Management Annual Incentive Plan, which provides an annual bonus opportunity and is designed to tie annual incentive compensation to overall corporate and individual performance. Under the Plan, which is administered by the Management Development and Compensation Committee of the Board (the "Committee"), bonuses are based upon performance goals set by the Committee in February of the bonus year. The Committee may make the award in cash or stock or a combination of both. The Plan provides that upon a change in control of Cooper, all outstanding awards will be deemed earned on a pro rata basis at the target level and will be paid in cash to each eligible executive.

  Stock Incentive Plan

     The Named Executives have been granted stock options and performance-based share awards under the Stock Incentive Plan ("Stock Plan"). Options granted under the Stock Plan vest over a period of three years and have a 10-year term. Performance-based share awards granted under the Stock Plan may be earned based on achievement over a specified period of performance goals established by the Committee. At the end of the performance period, performance shares earned, if any, are issued and cash equal to the dividends on the performance shares is paid. The Stock Plan provides that upon a change in control of Cooper, all options will be canceled and Cooper will make a cash payment to the Named Executives equal to the difference in the fair market value of Cooper Common Stock (or the highest price actually paid for the stock in connection with the change in control, if higher) and the option price. In addition, all outstanding performance shares will be deemed earned at the target level and the Company shall issue stock certificates representing such performance shares.

DIRECTOR COMPENSATION

     Cooper pays nonemployee directors an annual retainer fee of $45,000. In addition, nonemployee directors are paid meeting attendance fees of $1,000 for regular committee meetings and $2,000 for special Board or committee meetings. An additional annual retainer of $6,000 is paid to each nonemployee chairman of a standing committee.

     In lieu of receiving the annual retainer and meeting fees in cash, each nonemployee director may elect, under the Directors Deferred Compensation Plan, to defer receipt of such amounts until a date determined by the director or until retirement from the Board. Alternatively, each nonemployee director may elect to receive all or a portion of the annual retainer fee and meeting fees in shares of Cooper Common Stock instead of cash, under the Directors' Retainer Fee Stock Plan. The Directors' Retainer Fee Stock Plan also provides that each nonemployee director may elect to defer the receipt of all or a portion of the shares of Common Stock otherwise payable under the Plan.

     Prior to February 1996, under the Cooper Industries, Inc. Directors Retirement Plan, any director with at least 10 years of service as a director (counting a fractional year as a full year), or any director who retired in accordance with the Board's director tenure policy, was entitled to receive a benefit amount equal to the annual basic retainer for nonemployee directors in effect at the time of retirement, exclusive of any special compensation for services as a committee chairman or attendance at meetings. The benefit amount was payable annually in January for the preceding year, or quarterly if elected, for the number of years in which the director served on the Board (counting a fractional year as a full year), with payment to cease with the death of the retired director. In February 1996, the Board terminated the Plan and no additional benefits have accrued after April 30, 1996. However, any benefits accrued under the Plan at that time were grandfathered.

     Under the Directors' Stock Plan, which was approved by the shareholders in April 1996, each nonemployee director receives an annual stock award of 500 shares of Cooper Common Stock on each annual meeting date. Each newly elected or appointed nonemployee director receives, upon election or appointment, a pro rata stock award according to the time remaining before the next annual meeting date. Each nonemployee director may elect under the Directors' Stock Plan to defer receipt of all or a portion of the shares of Common Stock payable under the Plan until a date determined by the director or until retirement from the Board. Each nonemployee director is also granted annually a stock option for 1,000 shares at fair market value under the Directors' Stock Plan. The option vests on the third anniversary of the date of grant and has a 10-year term. As of December 31, 2001, options for 50,000 shares were outstanding under the Directors' Stock Plan.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is composed of six independent directors and acts under a written charter adopted by the Board of Directors. Cooper's management is responsible for the quality and integrity of the Company's financial reporting process including the systems of internal controls, and the preparation of the Company's financial statements. The independent auditors, Ernst & Young LLP, are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board of Directors.

     It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews and procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared in accordance with generally accepted accounting principles and on the representations of the independent auditors included in their report on Cooper's financial statements.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001, with Cooper's management and representatives of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent auditors their independence from Cooper and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     In reliance on its review of the audited financial statements and the discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Cooper's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

James R. Wilson, Chairman     H. Lee Scott
Linda A. Hill                 Dan F. Smith
Sir Ralph H. Robins           Gerald B. Smith

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board selects our independent auditors for each year. During the year ended December 31, 2001, Ernst & Young LLP was employed principally to perform the annual audit and to render other services. Audit fees for the last fiscal year were $880,000 and all other fees were $2,810,488, including audit related services of $1,389,160 and nonaudit services of $1,421,328. Audit related services generally include fees for pension and statutory audits, accounting consultations, SEC registration statements and business acquisitions. Nonaudit services consist primarily of fees for tax services. The Audit Committee has considered the compatibility of nonaudit services with the auditors' independence.

     Representatives of Ernst & Young will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements included in Cooper's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Representatives of Ernst & Young will have the opportunity to make a statement, if they desire to do so.

                                   FORM 10-K

     A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission is included in the Annual Report sent to you with this proxy statement. It will also be available on our home page at www.cooperindustries.com or may be obtained upon request and without charge, by writing:

                           Public Affairs Department
                            Cooper Industries, Inc.
                                 P.O. Box 4446
                              Houston, Texas 77210

                                   PROPOSAL 2

                              SHAREHOLDER PROPOSAL

     Seven shareholders have informed us that they intend to present jointly the following proposal at the meeting. The shareholders are as follows: Benedictine Sisters, 530 Bandera Road, San Antonio, Texas 78228, owner of 50 shares of Cooper Common Stock; the Loretto Literary and Benevolent Institution (also known as the Sisters of Loretto), 527 Larkhill Court, St. Louis, Missouri 63119-4943, owner of 458 shares of Cooper Common Stock; Domini Social Investments LLC, 536 Broadway, 7th Floor, New York, New York 10012-3915, owner of 27,900 shares of Cooper Common Stock; the Sisters of Charity Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961-0476, owner of 45 shares of Cooper Common Stock; the Congregation of Holy Cross, Southern Province, 2111 Brackenridge Street, Austin, Texas 78704-4322, owner of 75 shares of Cooper Common Stock; St. Joseph Health System, P.O. Box 14132, Orange, California 92868-1532, owner of 100 shares of Cooper Common Stock; and the Walden/BBT Domestic Social Index Fund c/o Boston Trust Investment Management, Inc., 40 Court Street, Boston, Massachusetts 02108, owner of 600 shares of Cooper Common Stock.

                     SUSTAINABILITY REPORT TO SHAREHOLDERS

     Whereas, the global economy presents corporations with the challenge of creating sustainable business relationships by participating in the sustainable development of the communities in which they operate. The World Commission on Environment and Development defined sustainable development as "development which meets the needs of the present without compromising the ability of future generations to meet their own needs." (Our Common Future, 1997)

     We believe the ability of corporations to continue to provide goods/service in our increasingly interdependent world depends on their acceptability to the societies where they do business. Good corporate citizenship goes beyond the traditional functions of creating jobs and paying taxes, to include corporate practices designed to protect human rights, worker rights, land and the environment.

     A "Millennium Poll on Corporate Social Responsibility" interviewed 25,000 citizens in 23 countries and found that two out of every three people want corporations to contribute to broader societal goals. (Environics International Ltd., October 1999)

     Concerned investors evaluate companies on their financial, environmental and social performance -- the triple bottom line. Some companies have published sustainability reports and are taking a long-term approach to creating shareholder value through embracing opportunities and managing risks derived from economic, environmental and social developments. We believe sustainability reporting should be included in our company's annual report.

     According to Dow Jones Sustainability Group, sustainability includes:
"Encouraging long lasting social well being in communities where they operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities and non-governmental organizations) and responding to their specific and evolving needs thereby securing a long term 'license to operate,' superior customer and employee loyalty and ultimately superior financial returns." (www.sustainability-index.com; March 2000)

     We believe companies need to adopt policies that engage institutions in sustainable economic development strategies to improve the social well being of communities where they operate.

     We believe corporate sustainability includes a commitment to pay a sustainable living wage to employees. Our company needs to make sure workers have the purchasing power to meet their basic needs. A recent purchasing power index study conducted in 15 cities in Mexico found that it takes four to five Mexican minimum wages to support a family of four (Making the Invisible Visible, Center for Reflection Education and Action, June 2001). We believe paying sustainable wages contributes to community development and employee loyalty to the company.

     The sustainability of corporations, we believe, is connected to the economic sustainability of their workers and the communities where corporations operate and sell their products. Effective corporate policies can benefit both communities and corporations.

     RESOLVED: shareholders request the Board of Directors to prepare at reasonable expense a report dealing with the social and environmental issues related to sustainability. A summary of the report should be provided to shareholders by October 2002.

                              SUPPORTING STATEMENT

     We believe the report should include:

          1. The company's operating definition of sustainability.

          2. A review of current company policies and practices related to social, environmental and economic sustainability.

          3. A summary of long-term plans to integrate sustainability objectives throughout the company's operations.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.

     We believe that our current policies and practices address the concerns of the shareholder proposal concerning social and environmental issues related to sustainability. Simply put, we believe sustainability is good corporate citizenship. Our Code of Ethics and Business Conduct underlies our core values and specifically notes that "Cooper values its good name and its role as a leading citizen in all communities in which it does business."

     We are committed to enhancing the quality of life in the communities in which we operate by providing financial support to local non-profit organizations, fostering our employees' volunteer efforts and operating safe and environmentally responsible facilities. Cooper and the Cooper Industries Foundation contribute approximately $3.5 million each year to charitable organizations operating in communities where we do business. There are no geographic limitations.

     Cooper has extensive policies and an active program to ensure that Cooper conducts its operations in a manner that provides a safe and healthy workplace and safeguards the environment. Our compensation policy and practice are to pay wages and benefits that are competitive in the respective communities in which we operate in order to attract and retain quality employees. Wages and benefits must also be competitive within our industry in order to operate our businesses profitably. In Mexico and various other countries in which we operate, wages paid to our employees are well above the minimum wage standards.

     Cooper's track record demonstrates that, wherever we operate, we work hard to be a good corporate citizen including promoting social and environmental issues related to sustainability. Furthermore, Cooper already publishes various reports on its website (www.cooperindustries.com) in the "About Cooper" section specifically addressing these matters for shareholders and any other interested parties. Therefore, the Board of Directors believes that conducting a special review and preparing a special report to shareholders on social and environmental issues related to sustainability are unnecessary and would not be an effective use of corporate resources. We remain committed to treating all employees with dignity, fairness and respect, protecting the health and safety of our employees, protecting the environment, and enhancing the quality of life in the communities in which we operate.

     For these reasons, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2.

PROXY

                                                                   [COOPER LOGO]

COOPER INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
APRIL 5, 2002
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Cooper Industries, Inc. ("Cooper") appoints Diane K. Schumacher and Terrance V. Helz, or either of them, proxies, with full power of substitution, to vote all shares of stock that the shareholder would be entitled to vote if present at the Annual Meeting of Shareholders of Cooper on Friday, April 5, 2002, at 11:00 a.m. (Central Time) in the J.P. Morgan Chase Center Auditorium, 601 Travis Street, Houston, Texas, and at any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (W.L. BATTS, R.M. DEVLIN, L.A. HILL, H.J. RILEY, JR.) AND AGAINST PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     This card also constitutes voting instructions for any shares held for the shareholder in Cooper's Dividend Reinvestment and Stock Purchase Plan and the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan, as well as any shares acquired through Cooper's Employee Stock Purchase Plan that are being held in a book-entry account at EquiServe Trust Company N.A., as described in the Notice of Meeting and Proxy Statement.

                                      (Please date and sign on the reverse side)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                      HOW TO RECEIVE YOUR ANNUAL REPORT AND
                             PROXY STATEMENT ON-LINE


         You may receive future Cooper Industries, Inc. annual reports and proxy statements on-line on the Internet by submitting your consent to Cooper. This will save Cooper postage and printing expenses and have information available to you faster. If you have already consented to receive future annual reports and proxy statements on-line, no action is necessary because your consent remains effective until you change or revoke your consent.

         Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and you wish to consent to Internet delivery of future annual reports and proxy statements, follow the instructions set forth below.

         o        Log onto the Internet and go to the web site:
                  http://www.econsent.com/cbe/ (If you are voting your shares this year using the Internet, you can link to this web site directly from the web site where you vote your shares.)

         o You will be asked to consent to Internet delivery of annual meeting materials and provide your TAXPAYER I.D. NUMBER (U.S. SOCIAL SECURITY NUMBER), E-MAIL ADDRESS AND ACCOUNT NUMBER. Your account number is located above your name on the proxy card. You will not need to provide an account number if you hold shares through the Cooper Industries' Retirement Savings and Stock Ownership Plan.

         If you are not a registered shareholder and you wish to consent to Internet delivery of future annual reports and proxy statements, please contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such option for you.

         If you consent, your account will be so noted and, when Cooper's 2002 Annual Report and the Proxy Statement for the 2003 Annual Meeting of Shareholders become available, you will be notified by e-mail on how to access them on the Internet.

         If you do elect to receive your Cooper materials via the Internet, you can still request paper copies by contacting Cooper Industries, Inc. at 600 Travis, Suite 5800, Houston, Texas 77002-1001, Attn: Public Affairs Department. Also, you may change or revoke your consent at any time by going to the above web site and following the applicable instructions.

        PLEASE MARK YOUR                                                    9327
[X]     VOTES AS IN THIS
        EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS                         THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR ALL NOMINEES.                                  A VOTE AGAINST PROPOSAL 2.

                 FOR     WITHHELD                                                         FOR    AGAINST   ABSTAIN
1. Election of   [ ]       [ ]      Nominees:             2. Shareholder proposal         [ ]      [ ]       [ ]
   Directors.                       01 W.L. Batts            relating to social and
                                    02 R.M. Devlin           environmental issues
                                    03 L.A. Hill             related to sustainability.
                                    04 H.J. Riley, Jr.

To withhold your vote for any nominee(s), write the name(s) here:


---------------------------------------

                                               I Plan to attend the meeting. [ ]




                                       Please sign exactly as name appears
                                       hereon. Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.


                                       -----------------------------------------



                                       -----------------------------------------
                                       SIGNATURE(S)                        DATE

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

  THIS IS YOUR PROXY,                                              [COOPER LOGO]
YOUR VOTE IS IMPORTANT

                          VOTE BY TELEPHONE OR INTERNET

                            QUICK o EASY o IMMEDIATE

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON APRIL 4, 2002.

Telephone and Internet proxy voting is permitted under the laws of the state in which Cooper is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:             ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                           (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL
                           001-201-536-8073 FROM OTHER COUNTRIES.
                           You will be asked to enter the VOTER CONTROL NUMBER that appears on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET:          LOG ON TO THE INTERNET AND GO TO THE WEB SITE:
                           http://www.eproxyvote.com/cbe
                           Click on the "PROCEED" icon - You will be asked to enter the VOTER CONTROL NUMBER that appears on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:              Mark, sign and date your proxy card and return it in
                           the postage-paid envelope. IF YOU ARE VOTING BY
                           TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR
                           PROXY CARD.

YOU CAN ALSO ELECT TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS OVER THE INTERNET INSTEAD OF RECEIVING PAPER COPIES IN THE MAIL. SEE THE REVERSE SIDE OF THE PROXY CARD FOR ADDITIONAL DETAILS.